Specialty Care Network, Inc. and Subsidiary

      Exhibit 11 - Computation of Per Share Earnings


                                               For the             For the
                                                Three               Three            For the Nine          For the Nine
                                                Months              Months              Months                Months
                                           Ended September          Ended          Ended September       Ended September
                                               30, 1997           September            30, 1997              30, 1996
                                                                   30, 1996
                                           ---------------        ----------       ---------------       ---------------

Average shares outstanding                    16,572,817           1,265,001          14,860,463            1,511,625

Net effect of convertible debentures                  --           2,020,901                  --            2,020,901

Affiliation shares issued                             --           7,659,115                  --            7,659,115

Dividends  paid to  promoters,  using the
treasury stock method                                 --             192,234                  --              192,234

Stock  sold  to  Tallahassee   Orthopedic
Clinic, P.A.                                          --             100,000                  --                   --

Net effect of common stock options
   based on the treasury stock
   method (using initial public
   offering price in 1996)                       538,955             603,960             336,562              603,960

                                              ----------          ----------          ----------           ----------

Weighted average number of
   common shares and common
   share equivalents used in computation      17,111,772          11,841,211          15,197,025           12,087,835
                                              ==========          ==========          ==========           ==========

Net income (loss)                              1,798,690          (1,328,552)          3,766,282           (2,285,314)
                                              ==========          ==========          ==========           ==========

Net income (loss) per share                       $ 0.11             $ (0.11)             $ 0.25              $ (0.19)
                                              ==========          ==========          ==========           ==========


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